Exhibit 99.3

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS

INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT
FROM BENEFICIAL OWNER

relating to

TENDER OF UNREGISTERED 9 1/2% SENIOR NOTES DUE 2016
IN EXCHANGE FOR REGISTERED 9 1/2% SENIOR NOTES DUE 2016

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2009, UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated [          ], 2009 (the “Prospectus”) of Compagnie Générale de Géophysique-Veritas, a company organized under the laws of the Republic of France (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) by the Company to exchange its 9 1/2% Senior Notes due 2016 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9 1/2% Senior Notes due 2016 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $          principal amount of 9 1/2% Senior Notes due 2016.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following amount of Outstanding Notes held by you for the account of the undersigned (INSERT AMOUNT OF OUTSTANDING NOTES TO BE TENDERED, IF ANY): $ .

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to

(a) make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person is engaged in or intends to engage in the distribution of such Exchange Notes, (iii) neither the undersigned nor any such other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, (iv) if the undersigned or any such other person is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under

Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (v) if the undersigned or any such other person is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (vi) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an “affiliate”, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, (vii) the undersigned or any such other person acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, and (viii) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (vii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission. Upon a request by the Company, it will deliver to the Company a legal opinion confirming its representation made in clause (viii) above. If the undersigned or such other person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market- making activities or other trading activities, and it acknowledges that it or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Notes.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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